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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
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☒ Definitive Proxy Statement
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LKQ Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 7, 2005

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of LKQ Corporation at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 at 1:00 p.m., Central Time, on May 9, 2005.

        This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information concerning LKQ that you should be aware of when you vote your shares.

        The principal business of the Annual Meeting will be to elect directors, to approve an amendment to our 1998 Equity Incentive Plan that increases the number of shares available for issuance under the plan, and to ratify the appointment of our independent registered public accounting firm. We also plan to review the status of the Company's business at the meeting and answer any questions you may have.

        It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card as soon as possible.

        On behalf of the Board of Directors and management, we would like to express our appreciation for your investment in LKQ Corporation.

Sincerely,

Donald F. Flynn Chairman	Joseph M. Holsten President and CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2005

        Notice is hereby given that the Annual Meeting of the Stockholders of LKQ Corporation will be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 on Monday, May 9, 2005 at 1:00 p.m., Central Time. The purpose of our Annual Meeting is to:

  1.
  Elect seven directors for the ensuing year;

  2.
  Approve an amendment to our 1998 Equity Incentive Plan that increases the number of shares of our common stock available for issuance under the plan; and

  3.
  Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2005.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 1, 2005. Our Proxy Statement, our Annual Report for the fiscal year ended December 31, 2004, a proxy card and a return envelope are enclosed. You may revoke your proxy at any time prior to its use at the Annual Meeting.

By Order of the Board of Directors
Victor M. Casini Vice President, General Counsel and Secretary April 7, 2005

YOU ARE URGED TO MARK, DATE, AND SIGN THE
ENCLOSED PROXY AND RETURN IT PROMPTLY.
THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

LKQ CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2005

        We have sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of LKQ Corporation at our upcoming Annual Meeting of Stockholders for 2005, and at any postponement or adjournment of that meeting. The meeting is to be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 at 1:00 p.m., Central Time, on May 9, 2005. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting according to the directions you provide. If you do not provide any direction, your proxy will be voted for the election as directors of the nominees named in this Proxy Statement, in favor of the amendment to increase the number of shares available for issuance under our Equity Incentive Plan, and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2005. Your shares will also be voted on any other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You have the power to revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of LKQ Corporation, or by delivery of a later-dated proxy.

        Our principal executive offices are located at 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602 (telephone 312-621-1950). This Proxy Statement is dated April 7, 2005, and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "LKQ," "Company," "we," "our," "ours," and "us" refer to LKQ Corporation and its subsidiaries.

        In accordance with rules promulgated by the Securities and Exchange Commission, the information below included under the captions "Report of the Audit Committee," "Report of the Compensation Committee," and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act").

SHARES OUTSTANDING AND VOTING RIGHTS

        Only stockholders of record at the close of business on April 1, 2005 are entitled to vote at the annual meeting of stockholders. The only outstanding voting stock of the Company is our common stock, of which 20,702,823 shares were outstanding as of the close of business on April 1, 2005. Each share of common stock is entitled to one vote.

        The seven nominees who receive the highest number of affirmative votes will be elected as our directors. For this purpose, only the affirmative votes from the holders of the shares of common stock who are present in person or represented by proxy and entitled to vote at the meeting will be counted. In general, stockholder approval of any other matter requires the affirmative vote of the holders of a majority of the shares of common stock who are present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of common stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against that matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect other than to reduce the number of affirmative votes needed to approve a proposal.

1.    ELECTION OF OUR BOARD OF DIRECTORS

        Seven directors are to be elected at the meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at our annual meeting of stockholders in 2006. All of the nominees are serving as directors as of the date of this Proxy Statement.

        Unless you otherwise instruct us, your properly executed proxy, that is returned in a timely manner, will be voted for election of these seven nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.

        The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position(s)
A. Clinton Allen(1)(2)	61	May 2003	Director
Robert M. Devlin(2)(3)	64	August 2003	Director
Donald F. Flynn(4)	65	February 1998	Chairman of the Board
Joseph M. Holsten(4)	52	November 1998	President, Chief Executive Officer and Director
Paul M. Meister(1)	52	February 1999	Director
John F. O'Brien(1)(2)	61	July 2003	Director
William M. Webster(3)	47	June 2003	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Governance/Nominating Committee

(4)
Member of the Executive Committee

        Biographical information concerning our seven nominees is presented below.

A. Clinton Allen. Mr. Allen currently is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 until March 2002 and Chairman of Psychemedics Corporation from March 2002 until November 2003. Mr. Allen was Vice Chairman and a director of The DeWolfe Companies, Inc., a real estate company, from 1991 until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands Inc., a worldwide company selling knives, watches and related accessories, from 1995 until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is the Lead Director of Steinway Musical Instruments, Inc., a manufacturer of musical instruments; a director and non-executive Chairman of Collector's Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; and a director of Integrated Alarm Services Group, Inc., a wholesale alarm monitoring company.

Robert M. Devlin. Mr. Devlin has been the chairman of Curragh Capital Partners, a private equity firm, since October 2001. Prior to October 2001, he was employed by American General Corporation and its affiliates since 1977, serving most recently as Chairman (since 1997), and President and Chief Executive Officer (since 1996). He was Vice Chairman of American General from September 1993 to October 1995 and served as director from October 1993 to September 2001. From September 1986 to September 1993, Mr. Devlin was President and Chief Executive Officer of American General Life. Mr. Devlin is a member of the board of directors of Cooper Industries, a manufacturer of electrical products, tools and hardware. Mr. Devlin also serves as a member of the board of directors and on the executive committee of the International Insurance Society, Inc.

Donald F. Flynn. Mr. Flynn is and has been the sole stockholder of Flynn Enterprises, Inc., a venture capital, hedging and consulting firm, since its inception in March 1992. Mr. Flynn also was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a riverboat gaming vessel in Michigan City, Indiana, from February 1997 until November 1999, when Blue Chip was sold to Boyd Gaming Corporation. Mr. Flynn was Chairman of the Board of Discovery Zone, Inc., an owner and franchiser of indoor children's playgrounds, from July 1992 until May 1995, and remained a member of the Board until February 1996. He was also Chief Executive Officer of Discovery Zone from July 1992 to April 1995. From 1972 through 1990, Mr. Flynn held various positions at Waste Management, Inc., a solid waste services company, including Senior Vice President and Chief Financial Officer. Mr. Flynn was one of three investors who acquired control of Blockbuster Entertainment Corporation, the world's largest video rental company, in 1987 and was a director thereof from February 1987 until September 1994 when Blockbuster was sold to Viacom Inc. Mr. Flynn also serves as a member of the Board of Trustees of Marquette University. Mr. Flynn is a director and major shareholder of Emerald Casino, Inc., an owner of a license to operate a riverboat casino in the State of Illinois. Kevin F. Flynn, Mr. Flynn's son and a former director of ours, was the Chief Executive Officer of Emerald from June 1999 to August 2002. In January 2001, the Illinois Gaming Board issued an initial decision, based on preliminary findings, to revoke Emerald's license based, among other things, on allegations that Donald Flynn and Kevin Flynn made certain misrepresentations to the Illinois Gaming Board in connection with investigations conducted by the Board and that two proposed minority investors in Emerald had ties to organized crime. Emerald and the Flynns deny the allegations, and Emerald appealed the decision to revoke the license. Subsequently, certain creditors filed an involuntary Chapter 7 bankruptcy petition against Emerald, which was converted by Emerald to a voluntary Chapter 11 case. The bankruptcy court confirmed a plan of reorganization in July 2004, which includes the dismissal of the revocation proceedings. The plan of reorganization will become effective if and when certain pending conditions are fulfilled.

Joseph M. Holsten. Mr. Holsten joined us in November 1998 as our President and Chief Executive Officer. Prior to joining us, Mr. Holsten held various positions of increasing responsibility with the North American and International operations of Waste Management, Inc. for approximately 17 years. From February 1997 until July 1998, Mr. Holsten served as Executive Vice President and Chief Operating Officer of Waste Management, Inc. From July 1995 until February 1997, he served as Chief Executive Officer of Waste Management International, plc where his responsibility was to streamline operating activities. Prior to working for Waste Management, Mr. Holsten was a staff auditor at a public accounting firm.

Paul M. Meister. Mr. Meister is Vice Chairman of the Board of Fisher Scientific International, Inc., which provides products and services to research, healthcare, industrial, educational and government markets. He has been Vice Chairman of the Board of Fisher Scientific since March 2001 and was Vice Chairman, Executive Vice President and Chief Financial Officer of Fisher Scientific from March 1998 to February 2001. Prior to 1998, Mr. Meister served as Fisher Scientific's Senior Vice President and Chief Financial Officer. In addition, Mr. Meister is a director of M&F Worldwide Corp. and National Waterworks, Inc.

John F. O'Brien. Mr. O'Brien currently is retired, but in addition to serving on our Board of Directors he is a director of Cabot Corporation, a global specialty chemicals corporation, Merrill Lynch Investment Manager, an investment management advisory firm, The TJX Companies, Inc., a discount retailer of apparel and home fashions, and Abiomed, Inc., a developer and manufacturer of cardiovascular products. From August 1989 to November 2002, Mr. O'Brien was President and Chief Executive Officer of Allmerica Financial Corporation, a public insurance company. From 1968 to 1989, Mr. O'Brien held several positions at Fidelity Investments, including Group Managing Director of

FMR Corporation (from 1986 to 1989), Chairman of Institutional Services Company (from 1986 to 1989) and Chairman of Brokerage Services, Inc. (from 1984 to 1989).

William M. Webster, IV. Mr. Webster co-founded Advance America, Cash Advance Centers, Inc., a nationwide deferred deposit, payday advance lender, in July 1997. Mr. Webster is and has been since its inception the Chief Executive Officer of Advance America. Prior to founding Advance America, from May 1996 until May 1997, Mr. Webster served as Executive Vice President of Education Management Corporation, a provider of private post-secondary education in North America. Mr. Webster served as a member of the senior staff of the White House from October 1994 until October 1995.

        We recommend that you vote "FOR" the election
of each of the nominees for director.

Compensation of Directors

        Each of our non-employee directors receives compensation of $12,500 each calendar quarter for serving on the board, and an additional $1,250 each calendar quarter for each committee (not including the Executive Committee) of which such director was a member. A director's compensation may be taken, at the option of the director, in cash or shares of our common stock. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with such services.

        On January 29, 2004, we granted to Donald F. Flynn an option to purchase a total of 200,000 shares of LKQ common stock at an exercise price of $18.87 per share (the average of the high and low sale prices of our common stock on Nasdaq on January 29, 2004). The grant was in recognition of the significant contributions of Mr. Flynn's time and expertise toward the development and growth of LKQ. The option initially had a vesting schedule of 10% of the number of shares subject to the option on each six-month anniversary of the date of grant. In December 2004, the Compensation Committee accelerated the vesting schedule of the option to make it fully exercisable.

Stock Option and Compensation Plan for Non-Employee Directors

        Our Board of Directors adopted our Stock Option and Compensation Plan for Non-Employee Directors in June 2003, and the Stock Option and Compensation Plan for Non-Employee Directors was approved by our stockholders in September 2003. We have reserved a total of 500,000 shares of common stock for issuance under the Stock Option and Compensation Plan for Non-Employee Directors.

        The option grants under the Stock Option and Compensation Plan for Non-Employee Directors are automatic, and the exercise price of the options is 100% of the fair market value of our common stock on the grant date.

        Only non-employee directors are eligible for grants under our Stock Option and Compensation Plan for Non-Employee Directors. The plan provided for an initial grant to each non-employee director of an option to purchase 30,000 shares of common stock upon the consummation of our initial public offering, with an exercise price equal to the initial public offering price. The plan also provides for an initial grant to a new non-employee director upon his or her election to our Board of Directors of an option to purchase 30,000 shares of common stock. Subsequent to the initial grant, each non-employee director will be automatically granted an option to purchase 10,000 shares of common stock on each anniversary of the granting of the initial stock option to that non-employee director.

        The initial term of the options granted under the Stock Option and Compensation Plan for Non-Employee Directors is ten years. If the optionee ceases to be a director of the Company for any reason, the options will expire upon the earlier of five years after termination of the optionee's status as a director or the expiration of the initial term. Each option will become exercisable with respect to all of the shares subject to the option six months after the date of its grant. If we engage in a merger, consolidation or reorganization with another company, each option to purchase a share of common stock will become exercisable for the number and kind of securities to which holders of our common stock will be entitled under the transaction.

        The Stock Option and Compensation Plan for Non-Employee Directors will terminate in June 2013, unless our Board of Directors terminates it sooner.

Meetings and Committees of the Board

        Our Board of Directors has four standing committees. They are the Executive Committee, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. The functions and membership of each Committee are described below.

        The Executive Committee, which is composed of Messrs. Flynn and Holsten, has the same powers and authority as the Board of Directors in connection with acquisitions by LKQ involving no more than $5,000,000 of consideration per acquisition and in connection with other matters as delegated by the Board of Directors.

        The Audit Committee's functions include selecting our independent registered public accounting firm; reviewing the arrangements for, and scope of, the independent registered public accounting firms' examination of our financial statements; meeting with the independent registered public accounting firm and certain of our officers to review the adequacy and appropriateness of our system of internal control and reporting, our critical accounting policies, and our public financial disclosures; ensuring compliance with our codes of ethics; and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Meister, Allen and O'Brien are currently the members of the Audit Committee. All of the Audit Committee members satisfy the independence, financial literacy, and expertise requirements of the rules of the Nasdaq National Market. Our Board of Directors has determined that Mr. Meister satisfies the requirements for an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission. The Audit Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com.

        The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding compensation to be paid to our executive officers and is responsible for the administration and interpretation of, and the granting of options under, our stock option plans. Messrs. Allen, Devlin and O'Brien, who are all independent as defined in the Nasdaq National Market's listing standards, are currently the members of the Compensation Committee. The Compensation Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com.

        The Governance/Nominating Committee is responsible for developing policies and processes designed to provide for effective and efficient governance by the Board of Directors and for identifying qualified individuals and nominating such individuals for membership on the Board of Directors and its committees.

        The Governance/Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders and will apply the same evaluation to such recommendations submitted by stockholders as to recommendations submitted by any other person or entity. The Governance/Nominating Committee operates under a written charter, which is available on our corporate website at www.lkqcorp.com. The charter includes a statement of the competencies and personal attributes of nominees to the Board of Directors to be used as a guideline in connection with their evaluation. Stockholders who wish the Governance/Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Governance/Nominating Committee in care of the Secretary of the Company at the Company's principal executive offices, as described in the section below entitled, "Submitting Your

Proposals for the 2006 Annual Meeting." Messrs. Devlin and Webster, both of whom are independent as defined in the Nasdaq National Market's listing standards, are currently the members of the Governance/Nominating Committee.

        In 2004, our Board of Directors held six meetings and acted six times by written consent. In 2004, the Executive Committee held no meetings and acted three times by written consent; the Audit Committee held nine meetings and acted two times by written consent; the Compensation Committee held two meetings and acted five times by written consent; and the Governance/Nominating Committee held two meetings and acted two times by written consent. Each of our incumbent directors participated in at least 75% of the aggregate of all Board actions and all actions of Board committees on which such person served during 2004.

        We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, although we encourage our directors to attend these meetings. All of our directors attended our annual meeting of stockholders in May 2004.

Stockholder Communications with the Board of Directors

        Stockholders desiring to contact the Board of Directors or any committee of the Board should address the communication to LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602, Attention: Secretary, with a request to forward the communication to the intended recipient. All such communications will be forwarded unopened.

Report of the Audit Committee

        The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of LKQ's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements of LKQ Corporation as of and for the year ended December 31, 2004. Management of LKQ is responsible for those financial statements and the reporting process, including the system of internal control. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee met privately with Deloitte & Touche and discussed issues of significance, including those required by Statements on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees). In addition, the Audit Committee received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with Deloitte & Touche its independence from LKQ and its management. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche was compatible with maintaining its independence.

        Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with LKQ's Annual Report on Form 10-K for the year ended December 31, 2004.

        In compliance with the Sarbanes-Oxley Act of 2002, the Board of Directors has established procedures for the confidential reporting of employee concerns with regard to accounting controls and auditing matters. All members of the Audit Committee meet the independence standards established by the Nasdaq National Market.

By the Audit Committee: Paul M. Meister A. Clinton Allen John F. O'Brien

2.    AMENDMENT TO OUR EQUITY INCENTIVE PLAN

        In February 1998, our Board of Directors adopted and our stockholders approved the LKQ Corporation 1998 Equity Incentive Plan. A total of 5,000,000 shares of our common stock had been reserved for issuance under the equity incentive plan. On March 3, 2005, our Board of Directors approved an amendment to the plan, subject to stockholder approval, to increase the shares available for issuance under the plan by 2,000,000. We intend to register the 2,000,000 share increase on a registration statement on Form S-8 under the Securities Act as soon as practicable after stockholder approval.

        At the meeting, stockholders will be requested to consider and approve the proposed amendment to the equity incentive plan to increase the number of shares of our common stock reserved for issuance under the plan from 5,000,000 to 7,000,000. As of February 28, 2005, options to purchase a total of 4,283,970 shares of our common stock held by 105 optionees were outstanding under the plan at a weighted average exercise price of $12.57 per share. From the date of adoption of the plan through February 28, 2005, 690,500 shares have been issued as a result of option exercises. Consequently, options to purchase 25,530 shares remained available for grant as of February 28, 2005.

        The Board of Directors believes that the amendment is important to help us attract and retain key employees, motivate performance, and recognize significant accomplishments by employees. Our Board of Directors therefore unanimously recommends approval of the amendment.

Description of the Plan

        A brief description of the equity incentive plan, as proposed to be amended, is set forth below and is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Appendix A.

        Purpose.    The purpose of the equity incentive plan is to benefit us by allowing us to offer stock-based incentives to persons associated with us. Under the plan, we may grant stock options, stock appreciation rights, awards of restricted stock, performance units and performance shares.

        Administration.    The Compensation Committee of our Board of Directors has the authority to administer the equity incentive plan. The Compensation Committee's authority includes the selection of the persons who receive awards granted under the plan, the determination of the size and types of awards, and the interpretation of the plan and any agreement entered into under the plan. Our employees, including our officers, and other persons associated with us are eligible to participate in the plan.

        Shares Subject to the Plan.    The equity incentive plan provides a maximum total number of shares of our common stock that may be subject to awards granted under the plan. Prior to the proposed amendment, the maximum total number of shares was 5,000,000. The proposed amendment would, if approved, increase that number by 2,000,000 additional shares. Shares subject to awards granted under the plan, which shares are returned to us as payment for the exercise price or tax withholding amount relating to the awards or with respect to which awards expire or are forfeited or are paid in cash, would again be available for grant under the plan. Unless the Compensation Committee determines otherwise, the maximum number of shares subject to awards granted under the plan to any of our named executive officers in any fiscal year is 300,000 and the maximum aggregate cash payout under the plan to such persons in any fiscal year is $1,000,000.

        Stock Options.    The Compensation Committee may grant options to purchase shares of our common stock to participants on terms and subject to conditions established by the committee, except that the exercise price must be at least equal to the fair market value of the underlying common stock and the term of the option must not exceed ten years. The committee can grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options that do not fall under the provisions of Section 422. Options become vested and exercisable at such times and in such amounts as determined by the committee. Participants can pay the exercise price in cash, by delivering shares of our common stock having a market value equal to the exercise price, or by a combination of cash and the delivery of shares.

        The Compensation Committee may establish the extent to which participants can exercise stock options following the termination of the participant's employment or other relationship with us. In the event the committee does not establish different terms, the following termination provisions apply: if the participant's relationship terminates due to death or disability, the participant's stock options become fully vested and remain exercisable until the expiration of the option; if the participant's relationship terminates due to retirement, all stock options that were vested at the time of such termination remain exercisable until the earlier of three years after termination or the expiration of the option; if the participant's relationship otherwise terminates without cause, all stock options that were vested at the time of such termination remain exercisable for 30 days; and if the participant's relationship otherwise terminates for cause, all of the participant's stock options expire immediately.

        To date, we have awarded only stock options under the equity incentive plan. The only type of stock options awarded have been non-qualified options. However, we may in the future decide to award incentive stock options, stock appreciation rights, restricted stock, performance units, and performance shares.

        Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights either in tandem with a related option (a "Tandem SAR") or independently of any option (a "Freestanding SAR"). A Tandem SAR requires the participant to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as are specified by the committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the committee's discretion, we may pay this amount in cash or in shares of common stock with a fair market value on the exercise date that equals the payment amount. We may make the payment in a lump sum or we may defer payment in accordance with the terms of the participant's award agreement. The maximum term of any stock appreciation right granted under the plan is ten years. The terms pursuant to which a participant can exercise a stock appreciation right following the termination of the participant's employment or other relationship with us are determined in the same manner as stock options.

        Restricted Stock.    The Compensation Committee may grant shares of restricted stock under the equity incentive plan. The committee has the discretion to establish periods during which the shares of restricted stock may not be sold or otherwise transferred or pledged until certain restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as the attainment of performance goals established by the committee. A participant will forfeit any restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service unless the termination is due to death or disability. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions relating to such stock, except that the committee may apply a vesting period or other restrictions to any dividends or other distributions.

        Performance Units and Performance Shares.    The Compensation Committee may grant awards under the equity incentive plan that provide payouts to the recipient that depend upon the extent to which performance goals established by the committee are met during a predetermined performance period. We call these awards performance units or performance shares. The plan provides that payments of earned performance units or performance shares will be made in a single lump sum and may be paid in cash or with shares of our common stock with a market value equal to the payment amount. In the event a participant's relationship with us is terminated due to death, disability or retirement, the committee has the discretion to authorize a prorated payment based on the length of time that the participant held the performance units or performance shares and on the achievement of the performance goals prior to termination. In the event a participant's relationship with us is terminated for any other reason, the participant forfeits all performance units and performance shares.

        Change of Control.    The equity incentive plan defines a change of control of LKQ Corporation as any one of the following: any merger, consolidation, reorganization, or sale of the Company in which the stockholders immediately prior to the transaction do not retain immediately after the transaction at least 50% ownership of the Company; a person or entity files a report with the Securities and Exchange Commission disclosing beneficial ownership of 50% or more of the Company; or the replacement of the persons who constitute a majority of our Board of Directors in any two year period unless each new director was approved by at least two-thirds of the directors who were in office at the start of the two-year period. Upon a change of control, awards under the equity incentive plan become immediately exercisable, restrictions thereon lapse and maximum payout opportunities are deemed earned, as the case may be, as of the effective date of the change of control.

        Amendment and Termination.    Our Board of Directors may amend or terminate the equity incentive plan in whole or in part at any time, subject to applicable law, rule or regulation. No amendment, modification or termination of the equity incentive plan can adversely affect in any material way any award previously granted, without the written consent of the participant.

        Options Granted to Certain Persons.    The aggregate numbers of shares of common stock subject to options granted to the following persons in 2004 under the equity incentive plan are as follows: (i) Joseph M. Holsten, 50,000 shares; (ii) Mark T. Spears, 25,000 shares; (iii) Stuart P. Willen, zero shares; (iv) Leonard A. Damron, zero shares; (v) H. Bradley Willen, 11,500 shares; (vi) all current executive officers as a group, 123,000 shares; (vii) all current directors (who are not executive officers) as a group, 200,000 shares; and (viii) all employees (including all current officers who are not executive officers) as a group, 532,500 shares. The closing sale price per share of our common stock on the Nasdaq National Market on April 1, 2005 was $19.81.

Federal Income Tax Consequences of the Plan

        Options.    The grant of an incentive stock option or a non-qualified stock option will not result in income for the optionee or a deduction for us.

        The exercise of a non-qualified stock option will result in ordinary income for the optionee and a deduction for us measured by the difference between the option price and the fair market value of the shares of our common stock received at the time of exercise. Income tax withholding will be required.

        The exercise of an incentive stock option will not result in income for the optionee if the optionee (i) does not dispose of the shares within two years after the grant date or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the grant date and through and until three months before the exercise date. If these requirements are met, then upon a later disposition of the shares of common stock received through an option exercise, the basis of the shares will be the option price, any gain will be taxed to the employee as long-term capital gain, and we will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

        If an optionee who has exercised an incentive stock option disposes of the shares before the expiration of either of the holding periods, the optionee will recognize ordinary income and we will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

        SARs and Performance Unit/Performance Share Awards.    The grant of an SAR or a performance unit or performance share will not result in income for the grantee or a deduction for us. Upon the exercise of an SAR or the receipt of shares of common stock under a performance unit or performance share, the recipient will recognize ordinary income and we will be entitled to a deduction measured by the fair market value of the shares of common stock received. Income tax withholding will be required.

        Restricted Stock Grants.    The grant of shares of restricted stock should not result in income for the grantee or in a deduction for us for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture." If there are no such restrictions, the grantee will recognize ordinary income upon receipt of the shares and we will be entitled to a deduction. Any dividends paid to the grantee while the common stock remains subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income and we will be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding will be required.

        The current maximum rate of tax on long-term capital gains of individuals is 15%. The current maximum rate of tax on ordinary income and short-term capital gains of individuals is 35%. "Qualified dividend income" received by an individual is currently taxed at the long-term capital gain rate.

        In connection with the exercise of an option or SAR, the lapse of restrictions on restricted stock, or upon any other taxable event arising as a result of awards granted under the Plan, a participant may elect, subject to committee approval, to have us withhold shares of common stock having a fair market value on the date the tax is to be determined equal to the minimum statutory tax that would be imposed on the transaction, under applicable income tax laws or other laws. Such an election must be made in writing, signed by the participant, will be irrevocable, and will be subject to any restrictions or limitations that the committee, in its discretion, deems appropriate.

        We recommend that you vote "For" the amendment to the equity incentive plan.

3.    APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee of our Board of Directors has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2005. Deloitte & Touche LLP has served as our independent registered public accounting firm since July 1998 and also has provided non-audit services from time to time.

Audit Fees and Non-Audit Fees

        The following table summarizes the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit and other services for the periods indicated.

	2003	2004
Audit Fees	$1,127,650	$856,500
Audit-Related Fees	13,800	42,400
Tax Fees	119,880	92,100
All Other Fees	0	0

	$1,261,330	$991,000

        For 2003, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly financial statements and services related to our initial public offering. Audit-related services included a benefit plan audit. Tax services included federal and state tax compliance and research.

        For 2004, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly financial statements, and the audit of management's assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002. Audit-related services included a benefit plan audit and assistance with financial due diligence relating to an acquisition. Tax services included federal and state tax compliance and research.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm on a case-by-case basis. In making such determinations, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor's independence. All of the non-audit services provided by our independent registered public accounting firm in 2004 were pre-approved in accordance with this policy.

        Representatives of Deloitte & Touche LLP will be available at the annual meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the annual meeting, although they will have the opportunity to do so.

        We recommend that you vote "FOR" ratification of the appointment of
Deloitte & Touche LLP as our independent registered public accounting firm for 2005.

OTHER MATTERS

        We know of no matters to be brought before the annual meeting other than those described above. If any other business should properly come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of April 1, 2005, certain information regarding the beneficial ownership of our common stock by:

  •
  each person known by us to be the beneficial owner of 5% or more of the outstanding common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        There were approximately 125 record holders and approximately 1,900 beneficial holders of common stock and 20,702,823 shares of common stock outstanding on that date.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)
	Number	Percent
Donald F. Flynn(3)	2,133,502	10.1
Leonard A. Damron(4)	1,776,635	8.4
Kevin F. Flynn(5)	1,435,706	6.9
Waddell & Reed Investment Management Company(6) 6300 Lamar Avenue Overland Park, Kansas 66202	1,092,176	5.3
A. Clinton Allen(7)	108,000	*
Robert M. Devlin	90,000	*
Paul M. Meister	159,103	*
John F. O'Brien	90,000	*
William M. Webster, IV	75,000	*
Joseph M. Holsten	746,000	3.5
Mark T. Spears	438,600	2.1
Stuart P. Willen	65,964	*
H. Bradley Willen(8)	163,807	*
All directors and executive officers as a group (13 persons)	6,190,168	26.7

*
Represents less than 1% of our outstanding common stock.

(1)
The address of each such person is c/o LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602, unless otherwise specified.

(2)
Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. The numbers and percentages of shares owned by the persons or group of persons in this table assume in each case that currently outstanding stock options or warrants covering shares of common stock of the Company that were exercisable within 60 days of April 1, 2005 had been exercised by that person or group as follows: Donald F. Flynn—458,244; Leonard A. Damron—516,635; Kevin F. Flynn—218,244; A. Clinton Allen—40,000; Robert M. Devlin—40,000; Paul M. Meister—40,000; John F. O'Brien—40,000; William M. Webster, IV—40,000; Joseph M. Holsten—674,250; Mark T. Spears—388,600; Stuart P. Willen—16,000; H. Bradley Willen—47,560; all directors and executive officers as a group—2,519,179.

(3)
Includes 1,575,258 shares of common stock owned by DNB, L.P., a Delaware limited partnership wholly-owned by Mr. Flynn.

(4)
Includes 1,250,000 shares of common stock owned by Damron LKQ Partnership, a Colorado partnership indirectly wholly-owned by Mr. Damron.

(5)
Includes 1,217,462 shares of common stock owned by the Kevin F. Flynn June, 1992 Non-Exempt Trust, of which Mr. Flynn is the trustee and beneficiary, per Schedule 13G dated February 11, 2005 filed with the Securities and Exchange Commission by the listed stockholder.

(6)
The information relating to this stockholder was obtained from the stockholder's Schedule 13G dated February 8, 2005 filed with the Securities and Exchange Commission.

(7)
Includes 7,000 shares owned by Mr. Allen's wife.

(8)
Includes 116,247 shares of common stock owned by the H. Bradley Willen Grantor Trust, of which Mr. Willen is the sole trustee and a beneficiary.

EXECUTIVE COMPENSATION

        The following table sets forth, on an annualized basis with respect to salary information, information regarding the compensation we paid to our Chief Executive Officer and our four other highest compensated executive officers (hereinafter, the "Named Executive Officers") for all services they rendered to us during 2004, 2003 and 2002. We do not have a restricted stock award program or a long-term incentive plan.

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards- Securities Underlying Options (#)
Annual Compensation
Name and Principal Position	Fiscal Year				All Other Compensation ($)(1)
		Salary ($)	Bonus ($)
Joseph M. Holsten Chief Executive Officer	2004 2003 2002	425,000 393,750 393,750	318,750 460,688 230,344	50,000 150,000 76,250	13,249 12,704 9,547
Mark T. Spears Chief Financial Officer	2004 2003 2002	304,000 288,750 288,750	152,000 225,225 112,613	25,000 100,000 86,000	9,120 8,683 8,676
Stuart P. Willen Senior Vice President Midwest Region	2004 2003 2002	275,000 275,000 250,000	13,750 116,638 95,917	— — —	7,632 7,662 7,521
Leonard A. Damron Senior Vice President Southeast Region	2004 2003 2002	250,000 250,000 250,000	94,000 19,500 9,850	— — 16,000	— — —
H. Bradley Willen Vice President Procurement and Pricing	2004 2003 2002	220,000 215,000 205,000	22,000 90,945 64,302	11,500 18,000 18,100	6,612 6,134 4,095

(1)
Amounts paid represent matching contributions under our 401(k) plan or the retirement plan that supplements our 401(k) plan for highly compensated employees.

        The following table sets forth individual grants of stock options made to the Named Executive Officers during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)
Name		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share(2)	Expiration Date
					5%	10%
Joseph M. Holsten	50,000	11.0%	$17.96	1/9/14	$564,747	$1,431,181
Mark T. Spears	25,000	5.5%	$17.96	1/9/14	$282,374	$715,590
Stuart P. Willen	—	—	—	—	—	—
Leonard A. Damron	—	—	—	—	—	—
H. Bradley Willen	11,500	2.5%	$17.96	1/9/14	$129,892	$329,172

(1)
At the time they were granted, each of the options was scheduled to vest with respect to 10% of the number of shares subject to such option on each six month anniversary of the date of grant over a total of five years. On January 10, 2005, each option was amended to make all unvested shares subject to the option immediately exercisable.

(2)
Under our employee stock option plan pursuant to which these options were granted, the exercise price must be no less than the fair market value of our common stock on the date of grant.

(3)
These amounts represent certain assumed annual rates of appreciation calculated from $17.96, pursuant to the rules of the Securities and Exchange Commission as interpreted by the Commission's staff. Actual gains, if any, on stock option exercises and common stock holdings depend on the future performance of our common stock. These amounts do not represent our estimate of future stock price performance.

        The following table provides information about the value realized upon the exercise of options to purchase our common stock in 2004 and the value of unexercised options to purchase our common stock at December 31, 2004, for the Named Executive Officers.

AGGREGATE 2004 OPTION EXERCISES AND YEAR END VALUES

			Number of Securities Underlying Unexercised Options at 12/31/04		Value of Unexercised In-the-Money Options at 12/31/04*
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joseph M. Holsten	—	—	448,125	248,125	4,357,194	2,379,794
Mark T. Spears	—	—	245,500	175,500	1,892,035	1,782,935
Stuart P. Willen	—	—	14,000	6,000	238,980	102,420
Leonard A. Damron	—	—	12,000	14,000	164,840	198,980
H. Bradley Willen	—	—	32,100	36,500	382,443	350,519

*
This column indicates the aggregate amount, if any, by which the market value of our common stock on December 31, 2004 exceeded each option's exercise price, based on the closing per share sale price of our common stock on the Nasdaq National Market on December 31, 2004 of $20.07.

Equity Compensation Plan Information

        We have three compensation plans under which we have issued our common stock to our employees, officers and directors. These plans are our: 1998 Equity Incentive Plan; CEO Equity Incentive Plan; and Stock Option and Compensation Plan for Non-Employee Directors. The 1998 Equity Incentive Plan and the Stock Option Plan for Non-Employee Directors have been approved by our stockholders.

        The CEO Equity Incentive Plan was adopted on November 2, 1998 with terms substantially the same as the 1998 Equity Incentive Plan, except that the exercise price of options granted under the CEO Plan may be less than the fair market value of our common stock on the date the option is granted. There were 175,000 shares available for grant under the CEO Plan, and on November 2, 1998 all 175,000 shares were granted to our Chief Executive Officer with an exercise price of $10.00 per share when options under the 1998 Equity Incentive Plan were granted with an exercise price of $12.50 per share. The difference between the fair market value and the option exercise price was recorded as deferred compensation and was charged against operating income over the five-year vesting period of the option. The CEO Plan was not approved by our stockholders.

        The following table provides information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,806,985	$11.79	1,007,330
Equity compensation plans not approved by stockholders	175,000	$10.00	0

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of our common stock, to file reports with the Securities and Exchange Commission regarding their ownership of the Company's stock and changes in such ownership. Based on our review of copies of these reports, we believe that during 2004 such persons have complied with their filing requirements, except for the following Form 4s: (a) one for Mr. Devlin reporting two purchases of shares of our common stock on March 26 and March 29, which Form 4 would have been due on March 30 (the report was filed on April 7); (b) one for Mr. Meister reporting the automatic quarterly issuance to Mr. Meister on September 30 of shares of our common stock representing part of his director compensation, which Form 4 would have been due on October 4 (the report was filed on October 26); and (c) one each for our non-employee directors (Messrs. Allen, Devlin, Flynn, Meister, O'Brien and Webster) reporting the automatic annual grant of options on October 2 under the Stock Option and Compensation Plan for Non-Employee Directors, which Form 4 would have been due on October 4 (the report was filed on October 26).

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of Messrs. Allen, Devlin and O'Brien. It determines the compensation of our Chief Executive Officer and of our other executive officers. None of Messrs. Allen, Devlin or O'Brien is an employee of the Company nor are they officers of any entity for which one of our executive officers makes compensation decisions.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of our Board of Directors evaluates and determines the compensation of our executive officers. The Compensation Committee also authorizes option grants to our key employees. The current members of our Compensation Committee are Messrs. Allen, Devlin and O'Brien. The following report is about compensation paid or awarded to our executive officers during 2004.

General Policies

        Our compensation program is intended to enable us to attract, motivate, reward and retain the management talent needed to achieve our corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company's senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation, like stock options. We believe that such a policy, which directly aligns the financial interests of management with your financial interests, provides the proper incentives to attract, motivate, reward and retain high quality management. In determining the nature and amounts of compensation for the Company's executive officers, we take into account all factors that we consider relevant, including overall business conditions and those in our industry, the Company's performance in light of those conditions, the market rates of compensation for executives of similar backgrounds and experience, and the performance of the specific executive officer.

        We have reviewed and considered all compensation elements for our executive officers. The Compensation Committee makes all decisions regarding executive officer compensation except that, in certain cases involving a material departure from past practice, the matter is submitted to the whole Board of Directors for consideration.

        In October 2004, we hired a compensation consultant to assess the compensation program for our named executive officers. The compensation consultant has not done any other work for the Company. We do not have a deferred compensation program other than as described below under "Retirement and Long Term Disability Plans." Management reports to the Compensation Committee on a quarterly basis regarding any material perquisites provided to executive officers of the Company.

        Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid in any year by a publicly-held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m). We believe that the Company's stock option plans (other than the CEO Equity Incentive Plan) qualify as "performance-based" plans that are not subject to the $1 million cap. The amount of compensation earned by our chief executive officer when any options under the CEO Equity Incentive Plan are exercised will apply toward the $1 million cap in the year that the option is exercised. If our chief executive officer exercised the option covering all 175,000 shares under the CEO Equity Plan on December 31, 2004, the amount of compensation that would have been applied toward the $1 million cap was $1,762,250 (based on the closing sale price per share of our common stock on the Nasdaq National Market on December 31, 2004 of $20.07). The other compensation that is subject to the $1 million cap currently paid to the Company's executive officers is not expected to exceed the $1 million cap.

Cash Compensation

        Cash compensation paid to the Company's executive officers consists primarily of salary and bonus.

        We believe that base salaries for the Company's executive officers are competitive when the following factors are considered: (1) base salaries of similarly sized or otherwise comparable companies, (2) the contributions of the executive officers to the Company's development and growth, and (3) their experience, responsibilities and achievements. We determine base salaries for executive officers through a subjective assessment of responsibilities and position within the Company, individual performance, and the Company's overall performance. No specific corporate performance measures are considered.

        We approved a bonus plan in February 2004 for certain of our key employees, including our executive officers, that was similar to the bonus plans of previous years. Under the bonus plan, each participant was eligible to receive a cash payment equal to a percentage of the participant's base salary, which percentage was dependent on the achievement of specified levels of financial performance of the Company for the fiscal year ended December 31, 2004. The bonus payment for our corporate-level executive officers (Chief Executive Officer, Chief Financial Officer, Controller and General Counsel) was based on the Company's consolidated earnings per share. The bonus payment for our regional-level executive officers (Senior Vice President—Midwest Region, Senior Vice President—Southeast Region and Vice President—Procurement and Pricing) was based on both regional pre-tax income and consolidated earnings per share.

Stock Options

        We consider incentive compensation in the form of stock options to be an integral, important and relatively large part of executive compensation in particular and employee compensation generally. Other than the one grant under the CEO Equity Incentive Plan, we have granted all stock options with an exercise price no less than the fair market value of our common stock on the grant date.

        We grant stock options generally to executive officers and other key employees upon their commencement of employment and annually near the beginning of each year. When making grants, we consider factors specific to each employee such as salary, position and responsibilities. We also consider factors such as the rate of the Company's development and growth. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

Retirement and Long Term Disability Plans

        We have a 401(k) plan covering substantially all of our employees, including our executive officers, who have been employed for at least six months. The 401(k) plan allows participants to defer their salary in amounts up to the statutory limit each year. We currently make matching contributions equal to 50% of the portion of the participant's contributions that does not exceed 6% of the participant's salary. We may, at our sole discretion, make annual profit-sharing contributions to participants. Each participant is fully vested in such participant's contributions and any earnings they generate. Each 401(k) participant becomes vested in our matching contributions, and any earnings they generate, in the amounts of 50%, 75% and 100% after two, three and four years of service, respectively. Each participant becomes vested in our profit sharing contributions, if any, and any earnings they generate, in the amounts of 25%, 50%, 75% and 100% after one, two, three and four years of service, respectively.

        We also have two plans that supplement the 401(k) plan for highly compensated employees, or HCEs. The first supplemental plan was adopted in August 1999. In October 2004, Congress passed a new law requiring certain changes to our supplemental plan. The Internal Revenue Service issued initial guidance in December 2004 regarding the implementation of the new law. Although formal compliance with the new law is not required until the end of 2005, companies were expected to operate their plans in good faith compliance with the new law starting on January 1, 2005. In March 2005, we adopted a second supplemental plan (effective as of January 1, 2005). The second supplemental plan is substantially similar to the first plan, except for changes made in an attempt to comply with the new law, which relate to the timing and form of payments under the plan. The first supplemental plan remains in effect for contributions made prior to December 31, 2004. The second supplemental plan applies to contributions commencing as of January 1, 2005.

        All of our executive officers are HCEs. The tax laws impose a maximum percentage of salary that can be contributed each year by HCEs to our 401(k) plan depending on the participation level of non-HCEs. The supplemental plans operate similarly to the 401(k) plan except that contributions by HCEs to the supplemental plans are not subject to the statutory maximum percentage. The terms of the supplemental plans impose a maximum annual contribution on each participant of 50% of the HCE's salary and 100% of commissions and bonuses. In addition, the supplemental plans authorize the Compensation Committee to set a maximum annual contribution amount, which is currently $50,000. Each quarter we transfer from the supplemental plans to the 401(k) plan, on behalf of each HCE who so elects, the maximum amount that could have been contributed directly to the 401(k) plan. The balance remaining in each HCE's account in the supplemental plans is a general asset of ours, and in the event of our insolvency, the HCE would be a general, unsecured creditor with respect to such amount.

Chief Executive Officer Compensation

        Joseph M. Holsten joined us as our President and Chief Executive Officer in November 1998 shortly after we commenced operations. We believe that Mr. Holsten's experience, dedication and industry knowledge have been important to the ongoing growth of our Company. Mr. Holsten's annual compensation, including base salary, bonus potential and stock option awards, was determined for 2004 using substantially the same criteria that were used to determine the compensation of other executive officers. Mr. Holsten's base salary for 2004 was $425,000. Based on the Company's performance in 2004, Mr. Holsten received a bonus payment in March 2005 of $318,750.

        In January 2004, Mr. Holsten was awarded a stock option to purchase 50,000 shares of Common Stock at an exercise price of $17.96 per share. The fair value of this option grant, calculated in accordance with Financial Accounting Standard 123, was $449,500. As of December 31, 2004, Mr. Holsten held options to purchase a total of 696,250 shares, of which 448,125 were exercisable. The value of the options to purchase the 448,125 shares, measured by the amount that the market value of LKQ common stock on December 31, 2004 ($20.07) exceeded each option's exercise price, was $4,357,194.

        In our view, Mr. Holsten's total compensation for 2004 properly reflected the Company's performance and his performance.

A. Clinton Allen, Chairman Robert M. Devlin John F. O'Brien

PERFORMANCE GRAPH

        The following graph compares the quarterly percentage change in the cumulative total returns on our common stock, the NASDAQ Stock Market (U.S.) Index and the following group of peer companies (the "Peer Group"): Copart Inc., Insurance Auto Auctions Inc., Keystone Automotive Industries Inc., Aftermarket Technology Corp., and Standard Motor Products, Inc., for the period beginning on October 2, 2003 (the date that our registration statement for our initial public offering became effective and we priced our initial public offering at $13.00 per share) and ending on December 31, 2004 (which was the last day of our 2004 fiscal year). The stock price performance on the following graph is not necessarily indicative of future stock price performance. The graph assumes that the value of an investment in the Company's common stock, the NASDAQ Stock Market (U.S.) Index and the Peer Group was each $100 on October 2, 2003 and that all dividends were reinvested (except in our case because we did not pay dividends on our common stock).

Comparison of Cumulative Return
Among LKQ Corporation, the NASDAQ Stock Market (U.S.) Index and a Peer Group

	10/02/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04
LKQ Corporation	$100	138.08	134.62	143.08	140.54	154.38
NASDAQ Stock Market (U.S.) Index	$100	109.02	108.27	111.48	103.45	118.65
Peer Group	$100	129.27	159.27	184.53	141.30	183.26

CERTAIN TRANSACTIONS

        We have entered into a number of related party transactions that we believe are on terms no less favorable to us than otherwise could have been obtained from unaffiliated third parties.

Headquarters Lease

        Until July 31, 2004, we leased office space for our headquarters in Chicago, Illinois pursuant to a sublease with Emerald Ventures, Inc. Kevin F. Flynn, a stockholder, former director and son of Donald F. Flynn, is the sole owner of Emerald Ventures, Inc. The sublease was on substantially the same terms as the main lease between Emerald Ventures, Inc. and its lessor. The total amount paid under this sublease was approximately $163,000 during 2004. We entered into a new lease directly with the owner of the building for the period commencing on August 1, 2004. The owner of the building is not affiliated with us. Emerald Ventures, Inc. now subleases office space from us on substantially the same terms as our lease with the owner of the building. The total amount paid to us pursuant to this sublease arrangement was approximately $33,900 during 2004.

Facilities Leases

        We lease various properties where our facilities operate. Three of those properties are owned by affiliates of Leonard A. Damron, a Named Executive Officer and stockholder. Our subsidiaries lease properties from these affiliates of Mr. Damron in Crystal River, Florida; Melbourne, Florida; and Jenkinsburg, Georgia. The aggregate annual rent under these three leases was approximately $794,000 in 2004. Each of these leases was negotiated in 1998 on an arms-length basis in connection with our acquisition of Mr. Damron's business.

Reimbursements to our Chairman

        Donald F. Flynn, the Chairman of the Board and a stockholder, is the sole owner of Flynn Enterprises. Mr. Flynn and certain employees of Flynn Enterprises incur expenses in connection with work they perform on our behalf. We reimburse Flynn Enterprises for such expenses. We also reimburse Flynn Enterprises for the use of an airplane which we use from time to time for business trips. We reimbursed Flynn Enterprises approximately $54,700 for such expenses in 2004.

Fee Warrants

        Our financial results for the third quarter of 2000 caused us to breach certain covenants of our credit facility including the covenants relating to operating income and minimum required ratio of funded debt to earnings before interest, taxes, depreciation and amortization. On February 14, 2001, we entered into an amendment to the credit agreement with our banks that waived the breaches and modified certain of the covenants.

        As part of the amendment, the banks required that our stockholders guaranty $10 million of our debt, with the guaranties secured by letters of credit or other highly liquid collateral acceptable to the banks. All of our stockholders were given the opportunity to participate in this transaction. Thirty of our stockholders provided the guaranties, including the following persons: Donald F. Flynn, Chairman of the Board; Kevin F. Flynn, former director and son of Donald Flynn; Brian J. Flynn, son of Donald Flynn; Robert W. Flynn, brother of Donald Flynn; Stuart P. Willen, Senior Vice President—Midwest Region; H. Bradley Willen, Vice President—Procurement and Product Pricing and son of Stuart Willen; Todd D. Willen, son of Stuart Willen; and Leonard A. Damron, Senior Vice President—Southeast Region.

        In exchange for providing the guaranties, each guarantor received certain rights, including a guaranty fee. The guaranty fee consisted of each guarantor's pro rata portion of warrants, referred to herein as fee warrants, to purchase a total of 1,961,112 shares of our common stock (10% of our then outstanding shares of common stock assuming exercise of these warrants) at an exercise price of $2.00 per share. The number of shares of common stock subject to the warrants received by each of the persons identified above is as follows:

Donald F. Flynn	218,244
Kevin F. Flynn	218,244
Brian J. Flynn	218,244
Robert W. Flynn	98,056
Stuart P. Willen	49,964
H. Bradley Willen	31,018
Todd D. Willen	30,313
Leonard A. Damron	501,035

Related Party Employees

        During fiscal year 2004, Casey L. Damron and M. Chad Damron, sons of Leonard A. Damron, our Senior Vice President—Southeast Region, were employed by us as a Plant Manager—Sales & Marketing and a Plant Manager—Operations, respectively. Casey L. Damron was paid an aggregate salary (including bonus and amounts paid as matching contributions under our supplemental plan) of $124,268 for his services during the year, and M. Chad Damron was paid an aggregate salary (including bonus and amounts paid as matching contributions under our supplemental plan) of $128,653 for his services during the year. Both Casey L. Damron and M. Chad Damron participate in a nonqualified retirement plan for certain employees of one of our subsidiaries that we agreed to continue when the subsidiary was acquired. We fund the plan through premium payments on life insurance policies that we own and maintain to meet the obligations under the plan. Todd D. Willen, the son of Stuart P. Willen, our Senior Vice President—Midwest Region, and brother of H. Bradley Willen, our Vice President—Procurement and Pricing, was employed by us as a Plant Manager during 2004 and was paid an aggregate salary (including bonus and amounts paid as matching contributions under our 401(k) plan) of $244,904 for his services during the year.

SOLICITATION OF PROXIES

        The Board of Directors will solicit your proxy by mail. Your proxy may also be solicited by our directors, officers or other employees personally or by mail, telephone, facsimile or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them. The entire cost of the solicitation by our Board of Directors will be borne by us.

SUBMITTING YOUR PROPOSALS FOR THE 2006 ANNUAL MEETING

        According to the rules of the Securities and Exchange Commission, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2006 annual meeting of stockholders, you must do so no later than December 8, 2005. Your proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you to properly bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Secretary of the Company at our principal executive offices, not less than 60 nor more than 90 days prior to the meeting date. In the event that we provide less than 70 days notice or prior public disclosure of the date of the meeting, your notice, in order to be timely, must be received by us not later than the close of business on the tenth day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the number of shares of our capital stock you beneficially owned on the record date for the meeting. In addition, (1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

GENERAL

        It is important that your proxy be returned promptly. Whether or not you are able to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign and return without delay your proxy card in the enclosed addressed envelope.

By Order of the Board of Directors
Victor M. Casini Vice President, General Counsel and Secretary

Appendix A

LKQ CORPORATION

1998 EQUITY INCENTIVE PLAN

Article 1
Establishment, Objectives, and Duration

        1.1    Establishment of the Plan.    LKQ CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the LKQ 1998 Equity Incentive Plan (hereinafter referred to as the "Plan") as set forth in this document. The Plan became effective as of February 13, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose of the Plan.    The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to certain present and future executives, key personnel and other persons affiliated with the Company stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their relationship with the Company or subsidiaries or affiliated companies.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan provisions.

Article 2
Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

        "Award Agreement" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant's acceptance of the terms of the Award Agreement shall be evidenced by his or her continued employment without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.

        "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Cause" shall mean, with respect to termination of a Participant's employment, consulting arrangement or other affiliation, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

            (i)  In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "cause" (or similar words) or a "cause" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment or consulting arrangement is due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant's Disability), the Participant's dishonesty or theft, the Participant's violation of any obligations or duties under any employee agreement, or the Participant's gross negligence or willful misconduct; or

           (ii)  In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "cause" (or similar words) and a "cause" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for "cause" (or similar words) as defined in such agreement.

No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

        "Change of Control" of the Company shall mean:

          (a)   the Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (b)   The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (c)   There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the issued and outstanding shares of voting securities of the Company; or

          (d)   During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

        "Committee" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.

        "Common Stock" means the common stock of the Company.

        "Company" means LKQ Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 17 herein.

        "Director" means any individual who is a member of the Board of Directors of the Company.

        "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

        "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

        "Employee" means any employee of the Company or any Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        "Fair Market Value" means (a) if the Common Stock is not listed or traded on a stock exchange or market, the value of the Common Stock determined in good faith by the Committee; or (b) if the Common Stock is listed or traded on a stock exchange or market, (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, or unless the Committee otherwise determines, means as of the date of the Award, the average of the closing sales prices of the Common Stock on the applicable stock exchange or market (as reported in The Wall Street Journal, Midwest Edition) on each of the five trading dates immediately preceding such date; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld in payment of the Option Price or to pay taxes due on an Award, or for purposes of the exercise of any SAR or conversion of a Performance Unit, means the average of the high and low sales prices of the Common Stock on the applicable stock exchange or market (as reported in The Wall Street Journal, Midwest Edition) on the date of exercise (or if the date of exercise is not a trading day, on the trading day next preceding the date of exercise).

        "Freestanding SAR" means a stock appreciation right that is granted independently of any Options, as described in Article 7 herein.

        "Good Reason" shall mean, with respect to the termination of a Participant's employment or consulting arrangement,

            (i)  in the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "good reason" (or similar words) or a "good reason" termination would not be permitted under such agreement at that time because other conditions were not satisfied, a voluntary termination of an employment or consulting arrangement due to "good reason" as the Committee, in its sole discretion, decides to treat as a "Good Reason" termination; or

           (ii)  in the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "good reason" (or similar words) and a "good reason" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for "good reason" (or similar words) as defined in such agreement.

        "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

        "Insider" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

        "Named Executive Officer" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

        "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Section 422 of the Code.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        "Participant" means a Person who or which has outstanding an Award granted under the Plan.

        "Performance-Based Exception" means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.

        "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

        "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

        "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

        "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

        "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

        "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

        "Retirement" means the Participant's termination of employment with the Company or its Subsidiaries under circumstances which the Committee determines, in its sole discretion, that qualify as a Retirement termination from the Company.

        "Shares" means shares of Common Stock of the Company.

        "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

        "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

        "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

Article 3
Administration

        3.1    The Committee.    The Plan shall be administered by the Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

        3.2    Authority of the Committee.    Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4
Shares Subject to the Plan and Maximum Awards

        4.1    Shares Available for Awards.    The aggregate number of Shares which may be issued for or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 7,000,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon (a) a payout of a Freestanding SAR, Tandem SAR, or Restricted Stock award in the form of cash; (b) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award; or (c) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

        4.2    Individual Participant Limitations.    Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

          (a)   Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, Performance Units and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be 300,000.

          (b)   The maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year which may be made to any Participant shall be $1,000,000.

        4.3    Adjustments in Authorized Shares.    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5
Eligibility and Participation

        5.1    Eligibility.    Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, and other Persons affiliated with the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6
Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.

        6.3    Option Price.    The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Award Agreement.

        6.4    Duration of Options.    Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

          (a)   in cash or its equivalent,

          (b)   by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

          (c)   by a combination of (a) and (b).

        The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        In connection with the exercise of Options granted under the Plan, the Company may make loans to the Participants as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, Shares having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Relationship.    Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant's Option Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

          (a)   In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall termination immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days following the date of termination or (ii) the expiration date of the Option, unless the termination was for Cause.

          (b)   In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all Options shall immediately become fully vested on the date of termination.

          (c)   Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the Option.

          (d)   Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to Retirement, all Options in which the Participant has a vested right upon termination shall be exercisable for the lesser of (i) three years following the date of termination or (ii) the expiration date of the Option.

        6.9    Nontransferability of Options.

          (a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7
Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the grant price of Freestanding SARs which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not subsequently be changed by the Committee except pursuant to Section 4.3 hereof.

        7.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.3    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        7.4    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.5    Term of SARs.    The term of an SAR granted under the plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years.

        7.6    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a)   The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

          (b)   The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        7.7    Termination of Relationship.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant's SAR Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

          (a)   In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all SARs held by the Participant shall expire and all rights thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all SARs to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days following the date of termination or (ii) the expiration date of the SAR, unless the termination was for Cause.

          (b)   In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all SARs shall immediately become fully vested on the date of termination.

          (c)   Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to death or Disability, all SARs in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the SAR.

          (d)   Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to Retirement, all SARs in which the Participant has a vested right upon termination shall be exercisable for the lesser of (i) three years following the date of termination or (ii) the expiration date of the SAR.

        7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8
Restricted Stock

        8.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

        8.2    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4    Other Restrictions.    Subject to Article 10 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting which may or may not be following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

        8.5    Voting Rights.    Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

        8.6    Dividends and Other Distributions.    Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

        8.7    Termination of Relationship.    Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant's employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination. Subject to Article 14, in the event that a Participant's Restricted Stock Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

          (a)   In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death or Disability, all Shares of Restricted Stock which are unvested at the date of termination shall be forfeited to the Company.

          (b)   Unless the Award qualifies for the Performance-Based Exception, in the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all Shares of Restricted Stock of such participant shall immediately become fully vested on the date of termination and the restrictions shall lapse.

Article 9
Performance Units and Performance Shares

        9.1    Grant of Performance Units/Shares.    Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        9.2    Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be referred to as a "Performance Period."

        9.3    Earning of Performance Units/Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function to the extent to which the corresponding performance goals have been achieved, as established by the Committee.

        9.4    Form and Timing of Payment of Performance Units/Shares.    (a) Except as provided below, payment of earned Performance Units/Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

          (b)   At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with the terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit/Share Award.

          (c)   At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned but not yet distributed to Participants in connection with grants of Performance Units and/or Performance Shares (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

        9.5    Termination of Relationship.    Subject to Article 14, in the event a Participant's employment or other relationship with the Company and/or its Subsidiaries is terminated during a Performance Period for any reason other than death, Disability or Retirement, all Performance Units/Shares shall be forfeited by the Participant to the Company. Subject to Article 14, in the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated during a Performance Period due to death, Disability or Retirement, the Participant shall receive a prorated payout of the Performance Units/Shares, unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals. Subject to Article 14, unless the Committee determines otherwise in the event of a termination due to death, Disability or Retirement payment of earned Performance Units/Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

        9.6    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by a Participant or the Participant's legal representative.

Article 10
Performance Measures

        (a)   Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of, or percentage changes in, any one or more of the following measurements: revenue, primary or fully-diluted earnings per Share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company's business, or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit, under one or more of such measures.

        (b)   The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

        (c)   In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and, thus, which use performance measures other than those specified above.

Article 11
Beneficiary Designation

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 12
Deferrals

        The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13
Rights of Employees, Consultants and Others

        13.1    Employment, Consulting or Other Arrangements.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment, consulting arrangement or other affiliation at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement or other affiliation with the Company or any Subsidiary. For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting or other services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting or other arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting or other arrangement shall not result in termination of previously granted Awards.

        13.2    Participation.    No Employee, consultant or other affiliated Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 14
Change of Control

        Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a)   Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

          (b)   Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse; and

          (c)   Unless otherwise specified in a Participant's Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

Article 15
Amendment, Modification and Termination

        15.1    Amendment, Modification and Termination.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

        15.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 16
Withholding

        16.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

        16.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 17
Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

Article 18
Legal Construction

        18.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        18.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if as if the illegal or invalid provision had not been included.

        18.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        18.4    Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        18.5    Governing Law.    To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

*                        *                         *

PROXY

LKQ CORPORATION
120 North LaSalle Street
Chicago, Illinois 60602

Annual Meeting of Stockholders on May 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of LKQ Corporation, a Delaware corporation, does (do) hereby constitute and appoint Victor M. Casini and Walter P. Hanley, and each of them, the true and lawful attorneys-in-fact of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation, to be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois, on Monday, May 9, 2005 at 1:00 p.m., local time, and at any continuation or adjournment thereof, and to vote all the shares of LKQ Corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement related to such meeting, and a copy of the Company's 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2005. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

        This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR THE NOMINEES SET FORTH BELOW, FOR THE AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN, FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

6974—LKQ Corporation

LKQ CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☒

[	]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:
1.	Election of Directors Nominees: A. Clinton Allen, Robert M. Devlin, Donald F. Flynn, Joseph M. Holsten, Paul M. Meister, John F. O'Brien and William M. Webster, IV	For ☐	Vote Withheld ☐	For All Except ☐	3.	The ratification of the appointment of Deloitte & Touche LLP as independent public accountants of LKQ Corporation for the fiscal year ending December 31, 2005.	For ☐	Against ☐	Abstain ☐
	INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:				4.	With discretionary authority, upon such other matters as may properly come before the meeting.

2.	The amendment to LKQ Corporation's 1998 Equity Incentive Plan.	For ☐	Against ☐	Abstain ☐
					Dated: , 2005
					Signature
					Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

—FOLD AND DETACH HERE—

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

6974—LKQ Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2005
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SUBMITTING YOUR PROPOSALS FOR THE 2006 ANNUAL MEETING
GENERAL
LKQ CORPORATION 1998 EQUITY INCENTIVE PLAN Article 1 Establishment, Objectives, and Duration